E. LINWOOD PEARCE

                       December 31, 2001

Sideware Systems, Inc.
1600 - 777 Dunsmuir Street
Vancouver, BC Canada
V7Y 1K4


CONSENT TO REFERENCE IN PROSPECTUS


In connection with the Registration Statement on Form S-4 filed by Sideware Systems, Inc. Corporation (the "Company"), File No. 333-
          , I hereby consent to the reference to me in the joint proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.



                                                Very truly yours,


                                                /s/ E. Linwood Pearce
                                                E. Linwood Pearce